Exhibit 99.2

The First Bancshares, Inc. Officers to Present at Gulf South Bank Conference

HATTIESBURG, Miss.--(BUSINESS WIRE)--May 4, 2010--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) will make a presentation to bank stock analysts at the Gulf South Bank Conference at the Marriott Hotel New Orleans, Louisiana, Thursday, May 6, 2010 at 11:50 a.m. central time.

David E. Johnson, Chairman, M. Ray “Hoppy” Cole, Jr., President and CEO and Dee Dee Lowery, EVP CFO will discuss the overall business strategies and financial performance of The First Bancshares, Inc. A live webcast of the presentation will be available at the company’s internet site (www.thefirstbank.com).

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Hattiesburg, Laurel, Purvis, Picayune, Pascagoula, Bay St. Louis, Wiggins and Gulfport, Mississippi. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole, CEO
or
DeeDee Lowery, CFO
601-268-8998